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                                                                    Exhibit 23.2

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated February 3, 1998, to the Board of Directors of NTL Incorporated (the "Company") as Annex D to the Joint Proxy Statement/Prospectus of the Company and Comcast UK Cable Partners Limited ("Partners") relating to the amalgamation of a wholly-owned subsidiary of the Company with Partners, and (ii) all references to DLJ in the sections captioned "SUMMARY" and "THE AMALGAMATION" of such Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                        DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION

                                        By:   /s/ SIMON GUENZL
                                           -------------------------
                                           Name: Simon Guenzl
                                           Title: Vice President

New York, New York
September 29, 1998